EXHIBIT 10.1

EXECUTION COPY

AMENDMENT No.1 (this “Amendment”) dated as of August 8, 2005, to the Amended and Restated Credit Agreement dated as of December 21, 2004, among INTERLINE BRANDS, INC., a Delaware corporation (“Holdings”), INTERLINE BRANDS, INC., a New Jersey corporation (the “Borrower”), the LENDERS from time to time party thereto, CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as Administrative Agent, and JPMORGAN CHASE BANK, N.A., as Syndication Agent (as amended by the Incremental Facility Amendment dated as of July 7, 2005, among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent, the “Credit Agreement”).

A.                                   Pursuant to the Credit Agreement, the Lenders have extended credit, and have agreed to extend additional credit, to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B.                                     Holdings and the Borrower have requested that the Credit Agreement be amended as set forth herein to modify the interest rate spreads applicable to the Tranche B-2 Term Loans as set forth in the definition of the term “Applicable Rate” in Section 1.01 of the Credit Agreement.

C.                                     The undersigned Lenders are willing so to amend the definition of the term “Applicable Rate” pursuant to the terms and subject to the conditions set forth herein.

D.                                    Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.   Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Amendment Effective Date” means July 7, 2005.

“Tranche B-2 Lenders” means a Lender with an outstanding Tranche B-2 Term Loan or a Commitment to make a Tranche B-2 Term Loan.

SECTION 2. Amendments to Section 1.01.  The definition of the term “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

“Applicable Rate” means, for any day (a) with respect to any Tranche B-2 Term Loan, (i) 0.75%, in the case of an ABR Loan, or (ii) 1.75%, in the case of a Eurodollar Loan, and (b) with respect to any ABR Loan or Eurodollar Loan that is a Tranche B-1 Term Loan or Revolving Loan, as the case may be, the applicable rate per annum set forth below under the caption “Tranche B-1 Term Loan ABR Spread”, “Tranche B-1 Term Loan Eurodollar Spread”, “Revolving Loan ABR Spread” or “Revolving Loan Eurodollar Spread”, as the case may be, based upon, with respect to a Tranche B-1 Term Loan, the Net Leverage Ratio or, with respect to a Revolving Loan, the Leverage Ratio, in each case, as of the most recent determination date:

Applicable Rates for Tranche B-1 Term Loans

Net Leverage Ratio:	Tranche B-1 Term Loan ABR Spread	Tranche B-1 Term Loan Eurodollar Spread

Category 1
Ratio is greater than 4.25 to 1.00	1.25%	2.25%
Category 2
Ratio is less than or equal to 4.25 to 1.00 but greater than 3.50 to 1.00	1.25%	2.25%
Category 3
Ratio is less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	1.25%	2.25%
Category 4
Ratio is less than or equal to 3.00 to 1.00 but greater than or equal to 2.25 to 1.00	1.25%	2.25%
Category 5
Ratio is less than 2.25 to 1.00	1.00%	2.00%

Applicable Rates for Revolving Loans

Leverage Ratio:	Revolving Loan ABR Spread	Revolving Loan Eurodollar Spread

Category 1
Ratio is greater than 4.25 to 1.00	2.75%	3.75%
Category 2
Ratio is less than or equal to 4.25 to 1.00 but greater than 3.50 to 1.00	2.50%	3.50%
Category 3
Ratio is less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	2.25%	3.25%
Category 4
Ratio is less than or equal to 3.00 to 1.00 but greater than or equal to 2.25 to 1.00	1.75%	2.75%
Category 5
Ratio is less than 2.25 to 1.00	1.75%	2.75%

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For purposes of the foregoing, (i) the Net Leverage Ratio or Leverage Ratio, as applicable, shall be determined as of the end of each fiscal quarter of the Borrower’s fiscal year based upon the Borrower’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b) or, in the case of a fiscal quarter of any fiscal year, a Pricing Certificate, and (ii) each change in the Applicable Rate resulting from a change in the Net Leverage Ratio or Leverage Ratio, as applicable, shall be effective during the period commencing on and including the date that is three Business Days after the date of delivery to the Administrative Agent of such consolidated financial statements or Pricing Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Net Leverage Ratio or Leverage Ratio, as applicable, shall be deemed to be in Category 1, at the option of the Administrative Agent or at the request of the Required Lenders, (A) at any time that an Event of Default has occurred and is continuing or (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until the third Business Day after such consolidated financial statements are delivered.

SECTION 3.   Representations and Warranties.  Each of Holdings and the Borrower represents and warrants to the Lenders that, as of the date hereof:

(a)  This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of Holdings and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof (unless stated to relate to a specific earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date).

(c)  No Default has occurred and is continuing.

SECTION 4.  Effectiveness; Counterparts; Amendments.  This Amendment shall become effective as of the Amendment Effective Date when the Administrative Agent shall have received (a) all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document and (b) copies hereof that, when taken together, bear the signatures of Holdings, the Borrower, the Administrative Agent and the Tranche B-2 Lenders.  This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the requisite Lenders under Section 9.02 of the Credit Agreement (after giving effect

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to this Amendment).  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.  Credit Agreement.  Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, Holdings or the Borrower under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle Holdings or the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  After the date hereof, any reference in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby.

SECTION 6.  Notices.  All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

SECTION 7.  Applicable Law; Waiver of Jury Trial.  (A)  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B)  EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

INTERLINE BRANDS, INC., a Delaware corporation,

by
/s/ Thomas J. Tossavainen
	Name:	Thomas J. Tossavainen
	Title:	Chief Financial Officer

INTERLINE BRANDS, INC., a New Jersey corporation,

by
/s/ Thomas J. Tossavainen
	Name:	Thomas J. Tossavainen
	Title:	Chief Financial Officer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston, acting through its Cayman Islands branch), individually and as Administrative Agent,

by
/s/ Brian T. Caldwell
	Name:	Brian T. Caldwell
	Title:	Director

by
/s/ Gregory S. Richards
	Name:	Gregory S. Richards
	Title:	Associate

JPMORGAN CHASE BANK, N.A.,

by
/s/ Neil R. Boylan
	Name:	Neil R. Boylan
	Title:	Managing Director

SUNTRUST BANK,

by
/s/ Peter C. Vaky
	Name:	Peter C. Vaky
	Title:	Managing Director